EXHIBIT 16

                         [The DeCarlo Group Letterhead]

                                  June 6, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Hydron Technologies, Inc. (the "Registrant")
                  Form 8-K filed May 31, 2000

Gentlemen:

         We have been asked by the Registrant to provide you with a letter stating whether we agree with the disclosures contained in the referenced filing.

         We respectfully disagree with the first paragraph of the referenced filing. The DeCarlo Group resigned its engagement at noon on April 19, 2000 and notified both the Registrant and the Securities and Exchange Commission of the resignation. Later that day the Registrant sent a letter to the DeCarlo Group stating that the Registrant was terminating the relationship.

With respect to the balance of the filing, we agree with the statements made by the Registrant.

                                            Very truly yours,

                                            By: /S/ MICHAEL A. DECARLO, JR.
                                               ------------------------------
                                                Michael A. DeCarlo, Jr.
                                                Managing Director
                                                For the Firm